UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

EPAZZ, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	333-139117	36-4313571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

309 W. Washington St. Suite 1225
Chicago, IL 60606
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 955-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to Epazz, Inc.’s Form 8-K, filed with the Securities and Exchange Commission on September 14, 2012 (the “Form 8-K”), is solely to add disclosure regarding the number of outstanding shares and to clarify that Shaun Passley is being issued an aggregate of 1,000,000,000 shares.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective September 6, 2012, Epazz, Inc., an Illinois corporation (the “Company”, “we” and “us”) agreed to issue the Company’s Chief Executive Officer, Chief Financial Officer, President, sole Director and majority shareholder, Shaun Passley an aggregate of 1,000,000,000 shares of the Company’s Class A common stock, subject to forfeiture as described below, in connection with Mr. Passley’s entry into the Employment Agreement with the Company as described in greater detail below under Item 5.02.

The shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as the shares were issued as “restricted securities” and Mr. Passley is the Chief Executive Officer and President of the Company and has knowledge of information regarding the Company similar to what would be included in a Registration Statement under the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 6, 2012 (the “Effective Date”), the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Passley, pursuant to which Mr. Passley agreed to serve as Chief Executive Officer, Chief Financial Officer and President of the Company for a term of 10 years.  Pursuant to the Employment Agreement, the Company agreed to pay Mr. Passley the following consideration:

(a)
Base salary equal to $180,000 per year (the “Salary”) of which $30,000 is payable in cash and $150,000 is payable yearly, on each anniversary of the Effective Date in shares of the Company’s Class A common stock (“Shares”), at the rate of $0.006 per share (the “Share Price”)(i.e., 25,000,000 Shares per year or 250,000,000 Shares in aggregate)(the “Salary Shares”), which were issued to Mr. Passley upon the parties’ entry into the Employment Agreement and vest to Mr. Passley at the rate of 1/10th of such Salary Shares per year during the term of the agreement, subject to the Vesting Date (defined below);

(b)	A bonus of $4,000,000 in Shares, equal to 666,666,667 Shares based on the Share Price (the “Bonus Shares”);

(c)
A bonus of $150,000 in Shares (25,000,000 Shares based on the Share Price), for each of the following acquisitions previously completed by the Company: (a) the acquisition of DeskFlex; (b) the acquisition of PRM; (c) the acquisition of AutoHire; (d) the acquisition of Intellisys; and (e) the acquisition of K9 Bytes (a total of $750,000 or 125,000,000 Shares); and a bonus of $200,000 or 33,333,333 Shares in connection with the Company’s acquisition of MsHealth.  Mr. Passley is eligible to earn an additional $200,000 bonus (33,333,333 Shares) in the event the Company completes a future acquisition with a total value of at least $200,000 during the term of the agreement, subject to the Vesting Date; and

(d)
A bonus of $200,000 (33,333,333 Shares) in compensation for Mr. Passley providing his personal residence as collateral for various business loans and promissory notes of the Company (the “Collateral Bonus Shares”).  The Company also agreed to pay Mr. Passley a bonus of $200,000 (33,333,333 Shares) per year that Mr. Passley continues to provide the collateral during the term of the agreement (up to an aggregate of $1,800,000 or 299,999,997 Shares)(the “Additional Collateral Bonus Shares”), which Additional Collateral Bonus Shares vest to Mr. Passley at the rate of 33,333,333 Shares on each anniversary of the Effective Date of the agreement, subject to the Vesting Date.

All Shares were issued to Mr. Passley in connection with the parties entry into the Employment Agreement and are subject to forfeiture upon the termination of Mr. Passley’s employment (for any reason other than by Mr. Passley for good reason (as described in the Employment Agreement) or without cause by the Company) or the expiration of the Employment Agreement prior to the Vesting Date. The “Vesting Date” is defined as the date that the Company reports revenues of at least $10 million in its audited financial statements for a fiscal year then ended as filed with the Securities and Exchange Commission. Additionally, certain of the Shares described above which are due for future services and as future consideration are subject to additional vesting requirements as described in greater detail in the Employment Agreement.

Mr. Passley’s Employment Agreement also contains confidentiality provisions, work-for-hire provisions, indemnification rights to Mr. Passley, and prohibits Mr. Passley from competing against the Company anywhere in the United Stated or soliciting any of the Company’s employees during the 12 month term following the termination of his employment with the Company for any reason other than good reason by Mr. Passley or by the Company without cause.

In the event of the termination of the Employment Agreement due to Mr. Passley’s death or disability he is entitled to the compensation earned by him as of the date of such termination plus eight (8) additional weeks of compensation at his then current salary and any Shares not vested by him as of the termination date are forfeited and must be returned to the Company for cancellation.

In the event of the termination the Employment Agreement by Mr. Passley for good reason (as described in the Employment Agreement) or the Company without cause, Mr. Passley is entitled to the compensation earned by him as of the date of such termination plus eight (8) additional weeks of compensation at his then current salary and any Shares not vested by Mr. Passley as of the termination date immediately vest to Mr. Passley.

In the event of the termination of the Employment Agreement by the Company for cause (as described in the Employment Agreement) or Mr. Passley without good reason, Mr. Passley is entitled only to the compensation earned by him as of the date of such termination and any Shares not vested as of the termination date are forfeited and must returned to the Company for cancellation.

The description of the Employment Agreement above is not complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 12, 2012, Mr. Passley, the Company’s sole Director and majority shareholder, holding more than two-thirds voting power of the Company’s voting stock, voted to amend the Company’s Articles of Incorporation and increase the number of authorized shares of the Company’s Class A common stock from 300 million shares to 2 billion shares.  Mr. Passley also approved an amendment to the Company’s Articles of Incorporation to increase the number of voting shares the Company’s Class B common stock are able to vote (which 5,500,000 shares of Class B common stock are solely owned by Mr. Passley) from 100 votes per share to 1,000 votes per share.  Accordingly, the Articles of Incorporation were subsequently amended by the filing of Articles of Amendment on September 12, 2012.

ITEM 8.01 OTHER EVENTS.

As a result of the issuance of the Shares to Mr. Passley in connection with the Employment Agreement and the increase in the number of shares of voting stock that the Class B common stock can vote, Mr. Passley now holds an aggregate of 1,073,801,000 shares of Class A common stock; 5,500,000 shares of Class B common stock and 1,000 shares of the Company’s Convertible Series A Preferred Stock, which in aggregate provide him the right to vote 6,573,801,000 voting shares on any and all shareholder matters, representing 99% of the Company’s total outstanding voting shares as of the filing of this report.  There are an aggregate of 1,153,821,970 shares of Class A common stock outstanding as of the filing of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1*	Articles of Amendment Increasing Class A Common Stock to 2,000,000 shares
10.1*	Executive Employment Agreement

 * Filed as an exhibit to the Form 8-K filed on September 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAZZ, INC.

Date: September 19, 2012	By: /s/ Shaun Passley
Shaun Passley Chief Executive Officer